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[LETTERHEAD]

Exhibit 16.1

January 27, 1997

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We have read Item 4 included in the attached Form 8-K dated January 27, 1997 of InfoNow Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Originally executed by:

Arthur Andersen LLP

Copy to:

Mr. Kevin D. Andrew
InfoNow Corporation

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